UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A/A
(Amendment No. 6)
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
Pursuant to Section 12(b) or (g)
of the Securities Exchange Act of 1934
ABERCROMBIE & FITCH CO.
(Exact Name of Registrant as Specified in its Charter)

Delaware	31-1469076

(State of Incorporation or Organization)	(IRS Employer Identification Number)

6301 Fitch Path, New Albany, OH	43054

(Address of Principal Executive Offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so	Name of Each Exchange on Which
Registered	Each Class is to be Registered
Series A Participating Cumulative Preferred Stock Purchase Rights	New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box þ
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box o
Securities Act registration statement file number to which this form relates: N/A
Securities to be registered pursuant to Section 12(g) of the Act:
NONE
(Title of Each Class)

EXPLANATORY NOTE

Abercrombie & Fitch Co. (the “Company”) or (“A&F”) hereby amends its Registration Statement on Form 8-A, dated July 21, 1998, as amended (the “Form 8-A”), as follows:

Item 1. Description of Securities to be Registered.
Item 1 of the Form 8-A is amended and supplemented by adding the following:
On January 27, 2014, the Company entered into Amendment No. 3 (the “Amendment”) to the Rights Agreement, dated as of July 16, 1998, as amended (the “Rights Agreement”), by and between the Company and American Stock Transfer & Trust Company, LLC, as the duly appointed successor rights agent.
The Amendment accelerates the expiration of the Company’s preferred stock purchase rights (the “Rights”) from the close of business on July 16, 2018, to the close of business on January 28, 2014, and has the effect of terminating the Rights Agreement on that date. At the time of the termination of the Rights Agreement, all of the Rights distributed to holders of the Company’s Class A Common Stock pursuant to the Rights Agreement will expire.
The Amendment is attached hereto as Exhibit 4.7 and is incorporated herein by reference. The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of Exhibit 4.7.

Item 2. Exhibits.
Item 2 of the Form 8-A is hereby amended by adding the following Exhibit 4.7, filed herewith:

Exhibit No.	Document Designation
4.1
Rights Agreement, dated as of July 16, 1998, between A&F and First Chicago Trust Company of New York, incorporated herein by reference to Exhibit 1 to A&F’s Registration Statement on Form 8-A dated and filed July 21, 1998 (File No. 001-12107).

4.2
Amendment No. 1 to Rights Agreement, dated as of April 21, 1999, between A&F and First Chicago Trust Company of New York, incorporated herein by reference to Exhibit 2 to A&F’s Form 8-A (Amendment No. 1), dated April 23, 1999 and filed April 26, 1999 (File No. 001-12107).

4.3
Certificate of adjustment of number of Rights associated with each share of Class A Common Stock, dated May 27, 1999, incorporated herein by reference to Exhibit 4.6 to A&F’s Quarterly Report on Form 10-Q for the quarterly period ended July 31, 1999 (File No. 001-12107).

4.4
Appointment and Acceptance of Successor Rights Agent, effective as of the opening of business on October 8, 2001, between A&F and National City Bank, incorporated herein by reference to Exhibit 4.6 to A&F’s Quarterly Report on Form 10-Q for the quarterly period ended August 4, 2001 (File No. 001-12107).

4.5
Amendment No. 2, dated as of June 11, 2008, to the Rights Agreement, dated as of July 16, 1998, between A&F and National City Bank (as successor to First Chicago Trust Company of New York), as Rights Agent, incorporated herein by reference to Exhibit 4.01 to A&F’s Form 8-A/A (Amendment No. 4, referred to therein as Amendment No. 2), dated and filed June 12, 2008 (File No. 001-12107).

4.6
Appointment and Acceptance of Successor Rights Agent, effective as of the opening of business on November 2, 2009, between A&F and American Stock Transfer & Trust Company, LLC, incorporated herein by reference to Exhibit 4.6 to A&F’s Form 8-A/A (Amendment No. 5), dated and filed November 3, 2009 (File No. 001-12107).

4.7
Amendment No. 3, dated as of January 27, 2014, to the Rights Agreement, dated as of July 16, 1998, between A&F and American Stock Transfer & Trust Company, LLC (as successor to National City Bank), as Rights Agent (filed herewith).

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

ABERCROMBIE & FITCH CO.
Dated: January 28, 2014	By:	/s/ Robert E. Bostrom
Robert E. Bostrom
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit
Number	Description
4.1
Rights Agreement, dated as of July 16, 1998, between A&F and First Chicago Trust Company of New York, incorporated herein by reference to Exhibit 1 to A&F’s Registration Statement on Form 8-A dated and filed July 21, 1998 (File No. 001-12107).

4.2
Amendment No. 1 to Rights Agreement, dated as of April 21, 1999, between A&F and First Chicago Trust Company of New York, incorporated herein by reference to Exhibit 2 to A&F’s Form 8-A (Amendment No. 1), dated April 23, 1999 and filed April 26, 1999 (File No. 001-12107).

4.3
Certificate of adjustment of number of Rights associated with each share of Class A Common Stock, dated May 27, 1999, incorporated herein by reference to Exhibit 4.6 to A&F’s Quarterly Report on Form 10-Q for the quarterly period ended July 31, 1999 (File No. 001-12107).

4.4
Appointment and Acceptance of Successor Rights Agent, effective as of the opening of business on October 8, 2001, between A&F and National City Bank, incorporated herein by reference to Exhibit 4.6 to A&F’s Quarterly Report on Form 10-Q for the quarterly period ended August 4, 2001 (File No. 001-12107).

4.5
Amendment No. 2, dated as of June 11, 2008, to the Rights Agreement, dated as of July 16, 1998, between A&F and National City Bank (as successor to First Chicago Trust Company of New York), as Rights Agent, incorporated herein by reference to Exhibit 4.01 to A&F’s Form 8-A/A (Amendment No. 4, referred to therein as Amendment No. 2), dated and filed June 12, 2008 (File No. 001-12107).

4.6
Appointment and Acceptance of Successor Rights Agent, effective as of the opening of business on November 2, 2009, between A&F and American Stock Transfer & Trust Company, LLC, incorporated herein by reference to Exhibit 4.6 to A&F’s Form 8-A/A (Amendment No. 5), dated and filed November 3, 2009 (File No. 001-12107).

4.7
Amendment No. 3, dated as of January 27, 2014, to the Rights Agreement, dated as of July 16, 1998, between A&F and American Stock Transfer & Trust Company, LLC (as successor to National City Bank), as Rights Agent (filed herewith).